Exhibit 10.16

2006 EQUITY PLAN

FOR KEY EMPLOYEES OF

CAPMARK FINANCIAL GROUP INC.

AND ITS AFFILIATES

1.             Purpose of Plan

The 2006 Equity Plan for Key Employees of Capmark Financial Group Inc. and its Affiliates (the “Plan”) is designed:

(a)           to promote the long term financial interests and growth of Capmark Financial Group Inc. (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)           to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)           to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.             Definitions

As used in the Plan, the following words shall have the following meanings:

(a)           “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Change in Control” shall mean (i) the sale of all or substantially all of the assets of Investor LLC, the Company, or GMAC Mortgage Corporation to an Unaffiliated Person; or (ii) a sale by the Company or Investor LLC, in a single transaction or in a related series of transactions, of the voting stock of the Company resulting in more than 50% of the voting stock of the Company being held (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in the Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) by an Unaffiliated Person; or (iii) a sale by the Company or Investor LLC, in an unrelated series of transactions, of the voting stock of the Company, as a result of which an Unaffiliated Person is (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in the Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) the single largest holder of voting stock of the Company; or  (iv) a merger or consolidation of the Company or Investor LLC into an Unaffiliated Person;  if and only if  any such event (or as a result of any such event) listed in (i) – (iv) above results in the inability of the Investors and any of their respective Affiliates, either as a Group or individually (through Investor LLC or otherwise), to elect a majority of the Board or board of directors of the resulting entity;

provided, however, to the extent any such event listed in (i) — (iv) above occurs but at such time neither the Investors and their Affiliates as a Group, nor any of the Investors or their respective Affiliates individually (through Investor LLC or otherwise) retain the ability to elect a majority of the Board or the board of directors of the resulting entity, a Change of Control shall be deemed to have occurred upon any later date on which neither the Investors and their respective Affiliates as a Group nor any of the Investors or their Affiliates individually retain such ability. For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) a Investor or any member of a Investor, (y) an Affiliate of an Investor or any member of a Investor or (z) an entity in which a Investor or any member of an Investor holds, directly or indirectly, a majority of the economic interests in such entity.  Notwithstanding the foregoing, if any of the transactions described in (i), (ii) or (iv) of the preceding sentence shall occur and the other Person or Group involved in such transaction (or its parent entity) is an Affiliate of any Investor because it is under common control by an ultimate parent entity, but the day-to-day operations of, and key business decisions regarding, such Affiliate are controlled by an entity that is, or individuals who are, principally engaged in a business other than the management or operations of private equity funds (any such Affiliate, a “Strategic Business Affiliate”), then the determination of whether a Change of Control has occurred shall be made by applying the relevant test in clause (i), (ii) or (iv) above (along with the test of whether the Investors and their Affiliates as a Group any of the Investors or their Affiliates individually (through Investor LLC or otherwise) lose the ability to elect a majority of the Board) as if the Strategic Business Affiliate was not an Affiliate of any of the Investors and by treating the voting power of the Strategic Business Affiliate in the Company (or the resulting entity) as if it were held by a Person or Group unaffiliated with any of the Investors.

(d)           “Code” means the United States Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(f)            “Common Stock” or “Share” means the common stock, par value $0.001 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

(g)           “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Fair Market Value” means, on a per Share basis, (i) if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Shares on such stock exchange on which the Shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) if there is no public market for the Shares on such date, the fair market value of the as determined in good faith by the Board without any discounts for minority interests.

(j)            “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Stock Appreciation Right or

Other Stock-Based Award (as such terms are defined in Section 5), or any combination of the foregoing.

(k)           “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(l)            “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m)          “Investor Group” shall mean, collectively, Investor LLC, its members, the Investors, and any of the foregoing entity’s respective Affiliates.

(n)           “Investor LLC” shall mean GMACCH Investor LLC, a Delaware limited liability company.

(o)           “Investors” means, collectively, Kohlberg Kravis Roberts & Co., Five Mile Capital Partners LLC, The Goldman Sachs Group, Inc., and Dune Capital Management L.P.

(p)           “Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between any given Participant and the Company.

(q)           “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or one of its Subsidiaries, to whom one or more Grants have been made and remain outstanding.

(r)            “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(s)           “Qualified Public Offering” means any public offering of the Company (whether an initial or subsequent offering) after which at least 35% of the Company’s or any affiliated holding company’s, outstanding common stock are listed on the New York Stock Exchange or the Nasdaq National Market or other nationally recognized stock exchange or listing system.

(t)            “Service Recipient” shall mean, the Company, any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Proposed Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Proposed Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

(u)           “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.             Administration of Plan

(a)           The Plan shall be administered by the Committee.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)           The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan, subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c)           The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.             Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control of the Company.

5.             Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)           Stock Options - These are options to purchase Common Stock (“Stock Options”).  At the time of Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options.  In addition to other restrictions contained in the Plan, an option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted.  Payment of the option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares that the Participant has held for at least six months (or such other period of time as may be required by the Company’s accountants), (iii) following the occurrence of a Qualified Public Offering, through the withholding of Shares otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with The Sarbanes-Oxley Act of 2002 (or any successor legislation), or (iv) a combination of the foregoing methods, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

(b)           Stock Appreciation Rights - The Committee may grant “Stock Appreciation Rights” (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof.  Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with a Stock Option, or a portion thereof, the exercise price of such related Stock Option.  Each “Stock Appreciation Right” granted independent of a Stock Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of such Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right.  Each “Stock Appreciation Right” granted in conjunction with a Stock Option, or a portion thereof, shall be defined as a right of a Participant to surrender to the Company the unexercised Stock Option, or applicable portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value of one Share on the exercise date of such Stock Appreciation Right, over (B) the exercise price per Share of such Stock Option, multiplied by (ii) the number of Shares covered by the Stock Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment of the Stock Appreciation Right shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value on the date of such payment), all as shall be determined by the Committee.

(c)           Other Stock-Based Awards - The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (including, without limitations, restricted stock unit).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

6.             Limitations and Conditions

(a)           The number of Shares available for Grants under this Plan shall be 77,000,000 subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law.  Shares related to Grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new Grants.

(b)           No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is made or amended or the terms or conditions of a Grant are changed in accordance with the terms of the Plan or the Grant Agreement, the Committee may provide for limitations or conditions on such Grant.

(c)           Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment at any time or for any reason.

(d)           Other than as specifically provided in the Management Stockholder’s Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e)           Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(f)            No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(g)           Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(h)           Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.             Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

8.             Adjustments

In the event of any change in, or exchange of, the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, or other event affecting the capital stock of the Company, the Committee may adjust appropriately (a) the number and kind of Shares subject to the Plan and available for or covered by Grants and (b) exercise prices related to outstanding Grants, and make such other revisions to outstanding Grants as it deems, in good faith, are equitably required (including, without limitation, to the exercise price of Stock Options).

9.             Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Grant, the Committee may provide that such Grant cannot be exercised or settled after the combination, merger or consolidation of the Company with or into another corporation or other entity, the exchange of all or substantially all of the assets of the Company for the securities of another corporation or other entity, the acquisition by another person of 80% or more of the Company’s then outstanding Shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company.  The Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, any such Grant that is a Stock Option or Stock Appreciation Right which is being made unexercisable after any such event shall be exercisable as to any Shares subject thereto, and any such Grant that is not permitted to be vested or settled after any such event shall be vested or settled no later than such event notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the occurrence of such event, such Grant shall terminate and be of no further force or effect.  The Committee may also provide, in its absolute discretion, that (a) even if the Grant shall remain exercisable or subject to vesting or being settled after any such event, from and after such event, any such Grant shall be exercisable, vested or settled only for, or (b) the Grant may be cancelled as of the date of such event only in exchange for, the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Grant could have been exercised, vested or settled immediately prior to such event.  The Committee may further provide in its absolute discretion, an opportunity for holders of such Grant to enter into new Grants in connection with such event, on such terms and conditions as the Committee deems appropriate.

10.           Amendment and Termination

(a)           The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that no such action shall modify any Grant in a manner adverse to all Participants with respect to any outstanding Grants, other than pursuant to Section 8 or 9 hereof, without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant or this Plan (except that any adjustment that is made pursuant to Section 8 or 9 hereof may be made by the Committee in good faith).

(b)           The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Grants.

(c)           Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company.  The Company shall consult with its legal counsel and tax accountants in good faith regarding the implementation of the provisions of this Section 10(c), which shall be done only in a manner that is reasonably acceptable to the senior executives of the Company; provided that none of the Service Recipients nor any of its employees or representatives shall have any liability to any Participant with respect thereto.

11.           Governing Law; International Participants

(a)           This Plan shall be governed by and construed in accordance with the laws of Delaware applicable therein.

(b)           With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.

12.           Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

13.           Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10.